Cumulus Media Reports Operating Results for the Second Quarter 2023

ATLANTA, GA — July 28, 2023: Cumulus Media Inc. (NASDAQ: CMLS) (the "Company," "Cumulus Media," "we," "us," or "our") today announced operating results for the three and six months ended June 30, 2023.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, “Despite continued challenges in the overall market, our second quarter revenue performed in-line with expectations while Adjusted EBITDA exceeded them. As in prior quarters, we generated strong revenue growth in our digital marketing services business, implemented meaningful cost reductions, and further improved our balance sheet by generating cash from operations and reducing our total and net debt to the lowest levels in more than a decade. Additionally, we executed a highly accretive and opportunistic tender offer, which resulted in the retirement of approximately 10% of our shares outstanding.”

Berner continued, “Our proven track record of strong operational and financial execution in adverse conditions gives us unwavering confidence in our ability to optimize results in the current weak ad market and rebound strongly when the environment improves. In the meantime, we will continue to invest in our digital businesses, further enhance our operating leverage through additional cost reductions, and execute on our strategy to opportunistically deploy capital to maximize long-term shareholder value.”

Q2 Performance Summary:

•Posted total net revenue of $210.1 million, a decline of 11% year-over-year

•Generated digital revenue of $37.5 million, representing 18% of total revenue, driven by digital marketing services growth of 21% year-over-year

•Recorded a second quarter net loss of $1.1 million compared to net income of $8.7 million in Q2 2022 and second quarter Adjusted EBITDA(1) of $30.7 million compared to $45.5 million in Q2 2022

•Generated additional cash, returned capital to shareholders and reduced debt
◦Delivered $11.5 million of cash from operations
◦Repurchased $5.7 million of shares through an opportunistic tender offer, retaining $11.0 million of availability under a previously announced $50 million share repurchase authorization
◦Retired $32.2 million face value of 6.75% senior notes at an average purchase price of 73.9% of par
◦Reported total debt of $680.9 million at June 30, 2023, and net debt(1) of $588.5 million, in each instance, the lowest level in more than a decade

•Announced the sale of WDRQ-FM for $10.0 million, with closing anticipated in Q3

(1)Adjusted EBITDA and net debt are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended June 30, 2023, the Company reported net revenue of $210.1 million, a decrease of 11.2% from the three months ended June 30, 2022, net loss of $1.1 million and Adjusted EBITDA of $30.7 million.

For the six months ended June 30, 2023, the Company reported net revenue of $415.8 million, a decrease of 11.3% from the six months ended June 30, 2022, net loss of $22.5 million and Adjusted EBITDA of $41.0 million.

As Reported	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	% Change
Net revenue	$210,136	$236,741	(11.2)%
Net loss (income)	$(1,068)	$8,654	N/A
Adjusted EBITDA	$30,676	$45,485	(32.6)%
Basic (loss) earnings per share	$(0.06)	$0.43	N/A
Diluted (loss) earnings per share	$(0.06)	$0.42	N/A

As Reported	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022	% Change
Net revenue	$415,828	$468,773	(11.3)%
Net loss (income)	$(22,535)	$7,749	N/A
Adjusted EBITDA	$41,005	$76,698	(46.5)%
Basic (loss) earnings per share	$(1.25)	$0.38	N/A
Diluted (loss) earnings per share	$(1.25)	$0.37	N/A

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	% Change
Broadcast radio revenue:
Spot	$107,065	$127,009	(15.7)%
Network	39,698	48,713	(18.5)%
Total broadcast radio revenue	146,763	175,722	(16.5)%
Digital	37,538	37,801	(0.7)%
Other	25,835	23,218	11.3%
Net revenue	$210,136	$236,741	(11.2)%

As Reported	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022	% Change
Broadcast radio revenue:
Spot	$204,778	$230,922	(11.3)%
Network	89,995	113,986	(21.0)%
Total broadcast radio revenue	294,773	344,908	(14.5)%
Digital	69,627	69,694	(0.1)%
Other	51,428	54,171	(5.1)%
Net revenue	$415,828	$468,773	(11.3)%

Balance Sheet Summary (dollars in thousands):

	June 30, 2023	December 31, 2022
Cash and cash equivalents	$92,420	$107,433
Term loan due 2026 (2)	$334,702	$338,452
6.75% Senior notes (2)	$346,245	$380,927

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022
Capital expenditures	$6,603	$6,340

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Capital expenditures	$13,975	$11,609

(2) Excludes unamortized debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 8:30 AM ET to discuss its second quarter operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 419009. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Please see an update to the Company’s investor presentation on the Company's investor relations website at www.cumulusmedia.com/investors, which may be referenced on the conference call. Unless otherwise specified, information contained in the investor presentation or on our website is not incorporated into this press release or other documents we file with, or furnish to, the SEC.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives, including with regard to returning capital to shareholders. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, the amount and frequency of our shareholder capital returns, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About Cumulus Media
Cumulus Media (NASDAQ: CMLS) is an audio-first media company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 404 owned-and-operated radio stations across 85 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, CNN, the AP, the Academy of Country Music Awards, and many other world-class partners across more than 9,400 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the Cumulus Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. Cumulus Media is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our Refinanced Credit Agreement.

In determining Adjusted EBITDA, we exclude the following from net (loss) income: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure net debt which is total debt principal, gross, less cash and cash equivalents.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising, net revenue, excluding impact of political revenue and net debt as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenue	$210,136	$236,741	$415,828	$468,773
Operating expenses:
Content costs	73,533	83,184	162,199	174,509
Selling, general & administrative expenses	94,401	96,835	188,702	192,127
Depreciation and amortization	15,146	13,815	29,830	27,369
Corporate expenses	11,899	11,900	24,497	26,285
Stock-based compensation expense	1,492	1,687	2,618	3,194
Restructuring costs	10,716	2,245	11,007	4,522
Gain on sale of assets or stations	(272)	(15)	(7,281)	(1,126)
Total operating expenses	206,915	209,651	411,572	426,880
Operating income	3,221	27,090	4,256	41,893
Non-operating expense:
Interest expense	(17,940)	(16,116)	(35,606)	(31,981)
Interest income	712	1	1,081	2
Gain on early extinguishment of debt	8,389	1,597	9,006	1,597
Other expense, net	(268)	(31)	(286)	(55)
Total non-operating expense, net	(9,107)	(14,549)	(25,805)	(30,437)
(Loss) income before income taxes	(5,886)	12,541	(21,549)	11,456
Income tax benefit (expense)	4,818	(3,887)	(986)	(3,707)
Net (loss) income	$(1,068)	$8,654	$(22,535)	$7,749

The following tables reconcile net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022
GAAP net (loss) income	$(1,068)	$8,654
Income tax (benefit) expense	(4,818)	3,887
Non-operating expense, including net interest expense	17,496	16,146
Depreciation and amortization	15,146	13,815
Stock-based compensation expense	1,492	1,687
Gain on sale or disposal of assets or stations	(272)	(15)
Gain on early extinguishment of debt	(8,389)	(1,597)
Restructuring costs	10,716	2,245
Non-routine legal expenses	173	394
Franchise taxes	200	269
Adjusted EBITDA	$30,676	$45,485

As Reported	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
GAAP net (loss) income	$(22,535)	$7,749
Income tax expense	986	3,707
Non-operating expense, including net interest expense	34,811	32,034
Depreciation and amortization	29,830	27,369
Stock-based compensation expense	2,618	3,194
Gain on sale or disposal of assets or stations	(7,281)	(1,126)
Gain on early extinguishment of debt	(9,006)	(1,597)
Restructuring costs	11,007	4,522
Non-routine legal expenses	176	464
Franchise taxes	399	382
Adjusted EBITDA	$41,005	$76,698

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022
As reported net revenue	$210,136	$236,741
Political revenue	(502)	(3,902)
As reported net revenue, excluding impact of political revenue	$209,634	$232,839

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022
As reported Adjusted EBITDA	$30,676	$45,485
Political EBITDA	(451)	(3,512)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$30,225	$41,973

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
As reported net revenue	$415,828	$468,773
Political revenue	(907)	(5,634)
As reported net revenue, excluding impact of political revenue	$414,921	$463,139

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
As reported Adjusted EBITDA	$41,005	$76,698
Political EBITDA	(816)	(5,071)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$40,189	$71,627

The following table sets forth a reconciliation of our total debt principal, gross, and cash and cash equivalents for the periods presented herein (dollars in thousands):

	As of June 30,
	2023	2022
Total debt principal, gross	$680,947	$743,603
Less: Cash and cash equivalents	(92,420)	(108,694)
Total debt principal, net	$588,527	$634,909